Exhibit 5.1

October 21, 2003

Silicon Valley Bancshares
3003 Tasman Drive
Santa Clara, California 95054

        Re:    Registration Statement of Form S-3

        Ladies and Gentlemen:

        We have acted as counsel for Silicon Valley Bancshares, a Delaware corporation (the "Company"), and SVB Capital II, a statutory trust created under the laws of Delaware ("SVB Capital"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the trust preferred securities to be issued by SVB Capital (the "Trust Preferred Securities") and the related Guarantee Agreement (as defined below) and Debentures (as defined below) to be issued by the Company, pursuant to a Registration Statement on Form S-3 filed on September 30, 2003 with the Securities and Exchange Commission (File No. 333-109312) (the "Registration Statement"). The Debentures are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") in substantially the form to be filed as an exhibit to the Registration Statement.

        In rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the following:

  (a)
  the Registration Statement and the form of the Prospectus contained in the Registration Statement;

  (b)
  the form of Junior Subordinated Indenture (the "Indenture") to be entered into by and between the Company and Wilmington Trust Company, as trustee, pursuant to which the Company will issue junior subordinated deferrable interest debentures due 2033 (the "Debentures"), the form of which Debentures is included in the Indenture, and filed as an exhibit to the Registration Statement;

  (c)
  the form of Guarantee Agreement (the "Guarantee Agreement") to be entered into by and between the Company and Wilmington Trust Company, as trustee, pursuant to which the Company will guarantee certain obligations of SVB Capital with respect to the Trust Preferred Securities, and filed as an exhibit to the Registration Statement; and

  (d)
  resolutions of the Board of Directors of the Company (the "Resolutions") relating to the authorization of (i) the filing of the Registration Statement, (ii) the Debentures, (iii) the Trust Preferred Securities and (iv) the Guarantee Agreement.

        In addition, we have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company, such certificates of public officials, officers of the Company and other persons, and such other documents and instruments as we have deemed necessary or advisable for the purposes of rendering this opinion letter.

        We have assumed the following: (a) the genuineness of all signatures; (b) the authenticity and completeness of all documents submitted to us as originals; (c) the conformity to authentic original documents of all documents submitted to us as copies; (d) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, documents, instruments and certificates we have reviewed as of their stated dates and as of the date hereof; (e) the legal capacity of natural persons; (f) the due authorization, execution and delivery on behalf of the respective parties thereto of documents referred to herein and, except as specifically covered in the opinions set forth below, the validity, binding effect and enforceability thereof with respect to such parties; (g) the absence of any evidence extrinsic to the provisions of the written agreements that the parties thereto intended a meaning contrary to that expressed by those provisions; (h) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the

Act; (i) all Debentures will be issued and sold in compliance with applicable Federal and state securities laws and in the manner stated in the Registration Statement; (j) a definitive underwriting agreement will have been duly authorized and validly executed and delivered by the Company and each of the other parties thereto; and (k) the Indenture and the Guarantee Agreement have been duly qualified under the Trust Indenture Act of 1939, as amended.

        In addition, we have assumed that the execution, delivery and performance by the Company of its obligations under Indenture, the Debentures and the Guarantee Agreement does not and will not conflict with, contravene, violate or constitute a default under (a) any lease, indenture, instrument or other agreement to which the Company is subject, (b) any rule, law or regulation to which the Company is subject or (c) any judicial or administrative order or decree of any governmental authority. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

        On the basis of the foregoing and in reliance thereon and having regard for legal considerations which we deem relevant, and subject to the exceptions, qualifications, limitations and assumptions set forth herein, we are of the opinion that, as of the date hereof:

  1.
  When (a) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee, (b) the Board of Directors of the Company or a duly constituted and acting committee thereof (such board of Directors or committee being hereafter referred to as the "Board") has taken all necessary corporate action to approve the issuance and terms of the Debentures, the terms of the offering thereof and related matters, and (c) the Debentures have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, such series of Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

  2.
  When the Guarantee Agreement has been executed and delivered as specified therein, the Guarantee Agreement will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          Our opinions rendered above are subject to the following:

    (a)
    we express no opinion as to (i) the effect of any bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances and preferences, (ii) rights to indemnification and contribution contained in the Indenture and Guarantee Agreement (collectively, the "Transaction Documents") to the extent that they purport to indemnify any party against, or release or limit any party's liability for, its own breach or failure to comply with statutory obligations, or to the extent such provisions are contrary to public policy, (iii) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable relief, and limitations on rights of acceleration regardless of whether considered in a proceeding in equity or at law, or (iv) waivers of defenses or statutory or constitutional rights or waivers of unmatured claims or rights;

    (b)
    to the extent that the obligations of the Company under the Transaction Documents may be dependent upon such matters, we assume for purposes of this opinion that each of the Delaware trustee, guarantee trustee, Indenture trustee and property trustee has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization; that such trustee is duly qualified to engage in the activities contemplated by the Transaction Document to which it is a party; that each of the Transaction Documents has been duly authorized, executed and delivered by the applicable trustee or trustees and constitutes a legally valid, binding and enforceable obligation of such trustee or trustees enforceable against such trustee or trustees in accordance with its terms; that each trustee is in compliance, generally and with respect to acting as trustee under the Transaction Document to which it is a party, with all applicable laws and regulations; and that each trustee has the requisite organizational and legal power and authority to perform its obligations under the Transaction Document to which it is a party; and

    (c)
    we express no opinion regarding the enforceability or effect of Section 5.15 of the Indenture.

        Members of our firm are admitted to the bar in the State of California, and we express no opinion as to any matters relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act.

Sincerely,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation